EXHIBIT 32

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of MutualFirst Financial, Inc. (the “Registrant”) that the Annual Report of the Registrant on Form 10-K for the period ended December 31, 2013 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date: March 14, 2014	By:	/s/ David W. Heeter
David W. Heeter
President and Chief Executive Officer

Date: March 14, 2014	By:	/s/ Christopher D. Cook
Christopher D. Cook
Senior Vice President, Treasurer and Chief Financial Officer